EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL

STATEMENTS

On June 27, 2026, Martin Marietta Materials, Inc. (“Martin Marietta”) and LNA Holding SRL (“LNA Holding”) entered into a securities sale agreement (the “SSA”) pursuant to which Martin Marietta will acquire all of the outstanding equity interests in Lhoist North America, Inc. (“Lhoist”), a wholly owned subsidiary of LNA Holding (the “Transaction”). In accordance with the SSA, the consideration payable by Martin Marietta to LNA Holding is approximately $13.5 billion, consisting of (i) $7.0 billion of cash, subject to certain adjustments, and (ii) 10,953,543 shares of newly-issued Martin Marietta common stock, with a value of approximately $6.5 billion based on the volume-weighted average trading price of Martin Marietta common stock for the 15 trading days ending on June 26, 2026. The Transaction is expected to close in the third quarter of 2026, subject to customary closing conditions.

In connection with the Transaction, Martin Marietta obtained a bridge loan commitment of up to $7.0 billion to temporarily fund the Transaction, if necessary. On July 15, 2026, Martin Marietta obtained a three-year unsecured term loan commitment in the aggregate principal amount of $1.5 billion to replace a part of such bridge loan commitment. These unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) assume that Martin Marietta will obtain an additional $5.5 billion of permanent senior unsecured debt to replace the remaining bridge loan commitments prior to the closing of the Transaction.

Prior to the Transaction, Martin Marietta completed three separate transactions that are included in the pro forma financial statements:

•	the acquisition of Premier Magnesia, LLC (“Premier”) on July 25, 2025;

•	an asset exchange with QUIKRETE Holdings, Inc. (“QUIKRETE”) on February 23, 2026; and

•	the acquisition of New Frontier Materials, LLC (“New Frontier” and, together with Premier and QUIKRETE, the “Other Acquisitions”) on May 15, 2026.

The pro forma financial statements have been derived from the historical consolidated financial statements of Martin Marietta, Premier, the operations acquired from QUIKRETE, New Frontier, and Lhoist.

The unaudited pro forma condensed combined statements of earnings (the “pro forma statements of earnings”) for the six months ended June 30, 2026 and for the year ended December 31, 2025, give effect to the Other Acquisitions, the Transaction and the related financings as if they were consummated on January 1, 2025. The unaudited pro forma condensed combined balance sheet (the “pro forma balance sheet”) as of June 30, 2026, gives effect to the Transaction and the related financings as if it was consummated on June 30, 2026. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements.

In accordance with Accounting Standards Codification (ASC) Topic 805, Business Combinations, the Transaction is being accounted for under the acquisition method with Martin Marietta as the acquirer. The purchase price has been allocated to the preliminary estimated fair values of the assets acquired and liabilities assumed from Lhoist using fair value concepts defined in ASC Topic 820, Fair Value Measurement. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date, which, in this case, is the closing date of the Transaction. The preliminary Transaction consideration and unaudited pro forma adjustments are subject to further adjustments as additional information becomes available and as additional analyses are performed, and such further adjustments may be material.

The pro forma financial statements should be read in conjunction with:

•	the accompanying notes to the pro forma financial statements;

•

the historical audited consolidated financial statements of Martin Marietta as of and for the year ended December 31, 2025, included in Martin Marietta’s Form 10-K filed with the SEC on February 19, 2026;

•

the historical unaudited condensed consolidated interim financial statements of Martin Marietta as of and for the quarter and six months ended June 30, 2026, included in Martin Marietta’s Form 10-Q filed with the SEC on July 30, 2026;

•	the historical audited consolidated financial statements of Lhoist as of and for the years ended December 31, 2025 and 2024, included in Exhibit 99.1; and

•	the historical unaudited condensed consolidated interim financial statements of Lhoist as of June 30, 2026 and for the six months ended June 30, 2026 and 2025, included in Exhibit 99.2.

The pro forma financial statements have been presented for illustrative purposes only and do not reflect the impact of anticipated synergies expected to be realized from the Transaction and the Other Acquisitions. Therefore, the pro forma financial statements are not indicative of the results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company. The following information is only for the limited purpose of presenting what the results of operations and financial position of the combined businesses of Martin Marietta, Premier, operations acquired from QUIKRETE, New Frontier, and Lhoist might have looked like had the Other Acquisitions and the Transaction taken place at an earlier date and should not be relied on for any other purpose. All financial data included in the pro forma financial statements is presented in millions of U.S. Dollars and has been prepared on the basis of U.S. GAAP and Martin Marietta’s presentation and accounting policies.

MARTIN MARIETTA MATERIALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2026

in millions	Martin Marietta (Historical)	Lhoist North America, Inc. (Historical)	Reclassifications	Note 4		Lhoist North America, Inc. (Reclassified)	Transaction Accounting Adjustments	Note 4		Financing	Note 4		Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$112	$26	$—			$26	$(7,222)	(k	)	$7,222	(k	)	$138
Restricted cash	8	—	—			—	—			—			8
Advances to Affiliate	—	279	—			279	—			—			279
Accounts receivable, net	1,020	224	—			224	—			—			1,244
Inventories	1,169	93	—			93	59	(b	)	—			1,321
Prepaid expenses and other	—	48	(48)	(a	)	—	—			—			—
Income taxes receivable	—	9	(9)	(a	)	—	—			—			—
Other current assets	131	—	57	(a	)	57	20	(c	)	—			208
Current assets held for sale	6	—	—			—	—			—			6

Total current assets	2,446	679	—			679	(7,143)			7,222			3,204

Property, plant and equipment, net	13,101	939	—			939	2,308	(d	)	—			16,348
Goodwill	3,959	107	—			107	5,893	(e	)	—			9,959
Other intangibles, net	565	38	—			38	5,862	(f	)	—			6,465
Operating lease right-of-use assets, net	381	63	—			63	—			—			444
Other noncurrent assets	853	4	—			4	(1)	(g	)	—			856

TOTAL ASSETS	$21,305	$1,830	$—			$1,830	$6,919			$7,222			$37,276

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$349	$85	$—			$85	$83	(c	)	$—			$517
Accrued salaries, benefits and payroll taxes	71	—	25	(a	)	25	—			—			96
Accrued income taxes	—	5	(5)	(a	)	—	—			—			—
Accrued other taxes	50	—	—			—	—			—			50
Accrued expenses	—	87	(87)	(a	)	—	—			—			—
Current maturities of long-term debt	860	31	—			31	(31)	(h	)	—			860
Current operating lease liabilities	70	18	—			18	—			—			88
Unpaid commitments to limited liability companies	51	—	—			—	—			—			51
Other current liabilities	288	—	67	(a	)	67	(20)	(i	)	—			335

Total current liabilities	1,739	226	—			226	32			—			1,997

Long-term debt	5,091	892	—			892	(892)	(h	)	7,222	(k	)	12,313

in millions	Martin Marietta (Historical)	Lhoist North America, Inc. (Historical)	Reclassifications	Note 4	Lhoist North America, Inc. (Reclassified)	Transaction Accounting Adjustments	Note 4	Financing	Note 4	Pro Forma Combined
Deferred income taxes, net	1,641	18	—		18	2,021	(b), (d), (f)	—		3,680
Noncurrent operating lease liabilities	324	50	—		50	—		—		374
Other noncurrent liabilities	962	148	—		148	—		—		1,110

Total liabilities	9,757	1,334	—		1,334	1,161		7,222		19,474

Equity
Common stock	1	—	—		—	—		—		1
Preferred stock	—	—	—		—	—		—		—
Additional paid-in capital	3,587	60	—		60	6,257	(j)	—		9,904
Accumulated other comprehensive income	94	3	—		3	(3)	(j)	—		94
Retained earnings	7,864	433	—		433	(496)	(c), (j)	—		7,801

Total Shareholders’ equity	11,546	496	—		496	5,758		—		17,800

Non-controlling interest	2	—	—		—	—		—		2

Total equity	11,548	496	—		496	5,758		—		17,802

TOTAL LIABILITIES AND EQUITY	$21,305	$1,830	$—		$1,830	$6,919		$7,222		$37,276

See accompanying notes to unaudited pro forma condensed combined financial statements.

MARTIN MARIETTA MATERIALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2026

in millions except per-share amounts	Martin Marietta (Historical)	QUIKRETE (Historical)	QUIKRETE (Adjusted)	Note 3		New Frontier (Historical)	New Frontier (Adjusted)	Note 3		Lhoist (Historical)	Lhoist (Reclassified)	Note 3		Lhoist (Adjusted)	Note 3		Financing	Note 3		Pro Forma Combined
Revenues
Revenues	$3,309	$50	$50			$61	$61			$905	$905			$904	(o)		$—			$4,324
Cost of revenues	2,504	39	(21)	(e), (f)		50	47	(j), (k)		486	486			675	(o), (q)		—			3,205

Gross Profit	805	11	71			11	14			419	419			229			—			1,119

Costs and other deductions
Selling, general and administrative expenses	249	3	3			12	12			80	80			80			—			344
Acquisition, divestiture and integration expenses	24	—	—			—	—			—	—			—			—			24
Other operating (income)/expense, net	(1)	—	—			1	1			—	(1)	(n	)	—			—			—
Royalty (income)	—	—	—			—	—			(1)	—	(n	)	—			—			—

Earnings from Operations	533	8	68			(2)	1			340	340			149			—			751

Other items
Interest (income)	—	(4)	—	(h	)	—	—			(5)	—	(n	)	—			—			—
Interest expense	115	—	—			2	—	(l	)	26	26			—	(s	)	209	(x	)	324
Other nonoperating (income)/expense, net	(19)	—	—			—	—			1	(4)	(n	)	(4)			—			(23)

Earnings from continuing operations before income tax expense	437	12	68			(4)	1			318	318			153			(209)			450
Income tax expense (benefit)	101	—	1	(i	)	—	—	(m	)	66	78			38	(u	)	(51)	(w	)	88

Earnings from continuing operations	$336	$12	$67			$(4)	$1			$252	$240			$116			$(158)			$362

Net earnings per common share from continuing operations
Basic	$5.57																			$5.09
Diluted	$5.56																			$5.08
Weighted-average common shares outstanding
Basic	60.2													10.9	(v	)				71.1
Diluted	60.3													10.9	(v	)				71.2

See accompanying notes to unaudited pro forma condensed combined financial statements.

MARTIN MARIETTA MATERIALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

	Martin Marietta (Historical)	Premier (Historical)	Premier (Adjusted)	Note 3	QUIKRETE (Historical)	QUIKRETE (Adjusted)	Note 3	New Frontier (Historical)	New Frontier (Adjusted)	Note 3	Lhoist (Historical)	Lhoist (Reclassified)	Note 3	Lhoist (Adjusted)	Note 3		Financing	Note 3	Pro Forma Combined
Revenues
Revenues	$6,150	$148	$127	(a)	$433	$433		$191	$191		$1,754	$1,754		$1,750	(o)		$—		$8,651
Cost of revenues	4,261	115	115	(a), (b)	327	420	(e), (f)	150	168	(j), (k)	934	934		1,369	(o), (p), (q)		—		6,333

Gross Profit	1,889	33	12		106	13		41	23		820	820		381			—		2,318

Costs and other deductions
Selling, general and administrative expenses	443	13	13		21	21		21	21		144	144		144			—		642
Acquisition, divestiture and integration expenses	15	—	—		1	1		—	—		—	—		83	(r)		—		99
Other operating (income)/expense, net	(6)	4	4		(4)	(13)	(g)	—	—		—	(7)	(n)	(7)			—		(22)
Royalty (income)	—	—	—		—	—		—	—		(7)	—	(n)	—			—		—

Earnings from Operations	1,437	16	(5)		88	4		20	2		683	683		161			—		1,599

Other items
Interest (income)	—	—	—		(13)	—	(h)	—	—		(16)	—	(n)	—			—		—
Interest expense	230	3	—	(c)	—	—		6	—	(l)	55	55		—	(s)		447	(x)	677
Other nonoperating (income)/expense, net	(19)	—	—		—	—		—	—		2	(14)	(n)	(11)	(t)		—		(30)

Earnings from continuing operations before income tax expense	1,226	13	(5)		101	4		14	2		642	642		172			(447)		952
Income tax expense (benefit)	236	—	(1)	(d)	83	17	(i)	—	1	(m)	128	128		43	(u)		(110)	(w)	186

Earnings from continuing operations	$990	$13	$(4)		$18	$(13)		$14	$1		$514	$514		$130			$(337)		$767

Net earnings per common share from continuing operations
Basic	$16.37																		$10.74
Diluted	$16.34																		$10.72
Weighted-average common shares outstanding
Basic	60.5													10.9	(v	)			71.4
Diluted	60.6													10.9	(v	)			71.5

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The pro forma financial statements have been derived from the historical consolidated financial statements of Martin Marietta, Premier, the operations acquired from QUIKRETE, New Frontier, and Lhoist. The pro forma statements of earnings for the six months ended June 30, 2026 and for the year ended December 31, 2025, give effect to the Other Acquisitions, the Transaction and the related financings as if they were consummated on January 1, 2025. The pro forma balance sheet as of June 30, 2026, gives effect to the Transaction and the related financings as if they were consummated on June 30, 2026. The pro forma financial statements and related notes are prepared in accordance with Article 11 of Regulation S-X, as amended.

In accordance with Accounting Standards Codification (ASC) Topic 805, Business Combinations, the Transaction is being accounted for under the acquisition method with Martin Marietta as the acquirer. The purchase price has been allocated to the preliminary estimated fair values of the assets acquired and liabilities assumed from Lhoist using fair value concepts defined in ASC Topic 820, Fair Value Measurement. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date, which, in this case, is the closing date of the Transaction. This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result, the pro forma financial statements may record assets which are not intended to be used by Martin Marietta and/or value assets at fair value measures that do not reflect Martin Marietta’s intended use of those assets. Many fair value measurements can be highly subjective and it is also possible that others applying reasonable judgment to the same facts and circumstances could develop and support a range of alternative estimated amounts. Martin Marietta believes the preliminary estimated fair values are reasonable, based on information that is currently available. A final determination of the fair value of Lhoist’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of Lhoist that exist as of the closing date of the Transaction and, therefore, cannot be made prior to the closing of the Transaction. Accordingly, the preliminary Transaction consideration and unaudited pro forma adjustments are subject to further adjustments as additional information becomes available and as additional analyses are performed, and such further adjustments may be material.

The pro forma financial statements do not reflect any anticipated cost savings or associated costs to achieve such savings from operating efficiencies, synergies or other restructuring that result from the Transaction or the Other Acquisitions. In addition, the pro forma financial statements do not purport to project the future financial position or operating results of the combined company. Transactions between Martin Marietta, Premier, QUIKRETE, New Frontier, and Lhoist during the periods presented in the pro forma financial statements have been eliminated as if Premier, QUIKRETE, New Frontier, and Lhoist were consolidated subsidiaries of Martin Marietta during the periods presented.

Note 2. Preliminary Transaction Consideration and Purchase Price Allocation

The preliminary Transaction consideration as of June 30, 2026 is calculated as follows:

Martin Marietta shares to be issued	10,953,543
Martin Marietta share price on June 30, 2026	$576.70

Preliminary share consideration	$6,316,908,248
Cash consideration	7,000,000,000
Estimated Other Transaction Cash Consideration	222,000,000

Total preliminary Transaction consideration	$13,538,908,248

Pursuant to the SSA, Martin Marietta is obligated to pay LNA Holding approximately $1.2 million for each calendar day for the period beginning on January 1, 2026 and ending on the closing date of the Transaction, which, for purposes of these pro forma financial statements, amounts to the estimated other Transaction cash consideration of $222 million, assuming a closing date of June 30, 2026 (the “Estimated Other Transaction Cash Consideration”). The actual amount of the overall Estimated Other Transaction Cash Consideration will depend on the ultimate closing date of the Transaction.

A sensitivity analysis related to the fluctuation in Martin Marietta’s common stock price was performed to assess the impact of a hypothetical change of 10% on Martin Marietta’s closing share price on the estimated purchase consideration. Martin Marietta believes that a 10% fluctuation in the market price of its common stock is reasonably possible based on historical volatility. The following table shows the effect of changes in Martin Marietta’s share price and the resulting impact on the estimated Transaction consideration:

Change in Share Price	Share Price	Estimated Preliminary Transaction Consideration (in millions)
As presented	$576.70	$13,539
Increase of 10%	$634.37	$14,171
Decrease of 10%	$519.03	$12,907

The following is the preliminary estimated allocation of the Transaction consideration to the fair value of the assets acquired and the liabilities assumed by Martin Marietta in the Transaction as of June 30, 2026:

(in millions)
Assets
Cash and cash equivalents	$26
Accounts receivable	224
Advances to Lhoist affiliates	279
Inventories	152
Other current assets	57
Property, plant and equipment	3,247
Other intangible assets	5,900
Other noncurrent assets	66

Total Assets, excluding goodwill	$9,951

Liabilities
Accounts payable	$85
Accrued expenses	72
Current operating lease liabilities	18
Noncurrent operating lease liabilities	50
Other noncurrent liabilities	148
Deferred income taxes	2,039

Total Liabilities	$2,412

Net assets acquired	$7,539
Goodwill	6,000

Purchase Price	$13,539

Goodwill represents the excess of the preliminary estimated Transaction consideration over the estimated fair value of the underlying net assets acquired.

Note 3. Adjustments to Pro Forma Statements of Earnings

The pro forma adjustments included in the pro forma statements of earnings:

Premier Magnesia, LLC

Martin Marietta acquired Premier on July 25, 2025. The historical statement of earnings for Premier is for the period from January 1, 2025 to July 25, 2025.

(a) Revenues and Cost of Revenues. Reflects the elimination of $21 million of transactions between Martin Marietta and Premier that occurred during the period from January 1, 2025 to July 25, 2025, as if Premier was a consolidated subsidiary of Martin Marietta during this period.

(b) Cost of Revenues. Reflects $21 million of additional depreciation, depletion, and amortization expense for the period January 1, 2025 to July 25, 2025, related to recording Premier’s property, plant and equipment to fair value and the recognition of other acquired intangible assets as of the assumed closing date of the Premier acquisition.

(c) Interest Expense. Reflects the elimination of Premier’s historical interest expense of $3 million for the period from January 1, 2025 to July 25, 2025, as Martin Marietta did not assume Premier’s long-term debt.

(d) Income Tax Expense (Benefit). Reflects the income tax effect of the pro forma adjustments and recording income tax expense for pretax earnings for the period from January 1, 2025 to July 25, 2025, using Martin Marietta’s statutory income tax rate of 24.6%. Premier was treated as a partnership for federal and state income tax purposes, and no provision was made for income tax expense in its historical financial statements.

QUIKRETE Holdings, Inc.

Martin Marietta completed an asset exchange with QUIKRETE on February 23, 2026. The acquired operations from QUIKRETE included in the pro forma statement of earnings include operations for the year ended December 31, 2025 and for the period from January 1, 2026 to February 23, 2026. The financial results for operations divested by Martin Marietta are reported as discontinued operations and therefore are not included in the historical Martin Marietta statements of earnings for the annual period ended December 31, 2025 and the six-month period ended June 30, 2026 presented in these pro forma financial statements.

(e) Cost of Revenues. Reflects $67 million amortization expense included in the pro forma statement of earnings for the year ended December 31, 2025 for the increase in fair value of acquired inventory from the Martin Marietta historical statement of earnings for the six months ended June 30, 2026. The acquired inventory is expected to be sold within 12 months of the closing date of the acquisition and has been reflected in the pro forma statement of earnings for the year ended December 31, 2025, as this transaction is assumed to have closed on January 1, 2025.

(f) Cost of Revenues. Reflects $26 million and $7 million of additional depreciation, depletion, and amortization expense for the year ended December 31, 2025 and the period January 1, 2026 to February 23, 2026, respectively, related to the write-up of QUIKRETE’s property, plant and equipment to fair value and the recognition of other acquired intangible assets as of the assumed January 1, 2025 closing date of this transaction.

(g) Other operating (income)/expense, net. Reflects the elimination of $9 million of nonrecurring expenses incurred by QUIKRETE that would not have been incurred by Martin Marietta had the transaction been consummated as of January 1, 2025.

(h) Interest Income. Reflects the elimination of $13 million and $4 million of QUIKRETE’s historical interest income for the year ended December 31, 2025 and for the six months ended June 30, 2026, respectively, as Martin Marietta did not acquire QUIKRETE’s cash and cash equivalents.

(i) Income Tax Expense (Benefit). Reflects the $24 million income tax benefit and $14 million income tax expense resulting from the pro forma adjustments for the year ended December 31, 2025 and the period January 1, 2026 to February 23, 2026, respectively, using Martin Marietta’s statutory income tax rate of 24.6%. It also reflects reducing income tax expense by $58 million to normalize income tax expense on pretax earnings for the year ended December 31, 2025 and recording income tax expense of $3 million on pretax earnings for the period from January 1, 2026 to February 23, 2026, using Martin Marietta’s statutory income tax rate of 24.6%. No provision for income tax expense was made in QUIKRETE’s historical financial statements for the period January 1, 2026 to February 23, 2026. Also reflects accelerating the $16 million expense resulting from the repricing of deferred income tax liabilities from the six months ended June 30, 2026 (recorded on Martin Marietta’s historical income statement) to the year ended December 31, 2025.

New Frontier Materials, LLC

Martin Marietta acquired New Frontier on May 15, 2026. The historical statements of earnings for New Frontier included in the pro forma statement of earnings are for the year ended December 31, 2025 and the period from January 1, 2026 to May 15, 2026.

(j) Cost of Revenues. Reflects the $7 million amortization expense included in the pro forma statement of earnings for the year ended December 31, 2025 for the increase in fair value of acquired inventory. The acquired inventory is expected to be sold within 12 months of the closing date of the New Frontier acquisition and has been reflected in the pro forma statement of earnings for the year ended December 31, 2025, as the transaction is assumed to have closed on January 1, 2025. Of this amount, $4 million of the amortization expense was incurred in 2026 in the Martin Marietta historical statement of earnings and the remaining $3 million will be incurred subsequent to June 30, 2026.

(k) Cost of Revenues. Reflects $11 million and $1 million of additional depreciation, depletion, and amortization expense for the year ended December 31, 2025 and the period from January 1, 2026 to May 15, 2026, respectively, related to the write-up of New Frontier’s property, plant and equipment to fair value and the recognition of other acquired intangible assets as of the assumed January 1, 2025 closing date of the transaction.

(l) Interest Expense. Reflects the elimination of New Frontier’s historical interest expense of $6 million and $2 million for the year ended December 31, 2025 and the period from January 1, 2026 to May 15, 2026, respectively, as Martin Marietta did not assume New Frontier’s outstanding debt.

(m) Income Tax Expense (Benefit). Reflects the income tax effect of the pro forma adjustments and recording income tax expense for pretax earnings for the year ended December 31, 2025 and the period from January 1, 2026 to May 15, 2026, using Martin Marietta’s statutory income tax rate of 24.6%. New Frontier was treated as a partnership for federal and state income tax purposes, and no provision for income tax expense was recorded in the historical financial statements.

Lhoist

(n) Reclassification of Lhoist’s historical presentation. Based on the amounts reported in the Martin Marietta consolidated statements of earnings for the six months ended June 30, 2026 and for the year ended December 31, 2025, certain financial statement line items included in Lhoist’s historical presentation have been reclassified to conform to corresponding financial statement line items included in Martin Marietta’s historical financial statement presentation. Royalty income of $7 million and $1 million for the year ended December 31, 2025 and the six months ended June 30, 2026, respectively, has been reclassified to other operating income, net. Interest income of $16 million and $5 million for the year ended December 31, 2025 and the six months ended June 30, 2026, respectively, has been reclassified to other nonoperating (income)/expense, net. These reclassifications had no material impact on the historical earnings from continuing operations reported by Martin Marietta or Lhoist.

(o) Revenues and Cost of Revenues. Reflects the elimination of $4 million and $1 million of transactions between Martin Marietta and Lhoist that occurred for the year ended December 31, 2025 and the six months ended June 30, 2026, respectively, as if Lhoist was a consolidated subsidiary of Martin Marietta during the aforementioned periods. The transactions between the entities were for the purchases/sales of aggregates products.

(p) Cost of Revenues. Reflects $59 million amortization expense included in the pro forma statement of earnings for the year ended December 31, 2025 for the increase in fair value of acquired inventory. The acquired inventory is expected to be sold within the first twelve months following the closing of the Transaction and has been reflected in the pro forma statement of earnings for the year ended December 31, 2025, as the Transaction is assumed to have closed on January 1, 2025.

(q) Cost of Revenues. Reflects $380 million and $190 million of additional depreciation, depletion, and amortization expense for the year ended December 31, 2025 and the six months ended June 30, 2026, respectively, related to the write-up of Lhoist’s property, plant and equipment to fair value and the recognition of other acquired intangible assets as of the assumed January 1, 2025 closing date of the Transaction.

(r) Acquisition, Divestiture and Integration Expenses. Reflects recording $83 million of estimated transaction expenses in the year ended December 31, 2025, to be incurred by Martin Marietta subsequent to June 30, 2026.

(s) Interest Expense. Reflects the elimination of $55 million and $26 million of Lhoist’s historical interest expense for the year ended December 31, 2025, and the six months ended June 30, 2026, respectively, as Martin Marietta did not assume Lhoist’s historical debt (see Note 4).

(t) Other Nonoperating (Income)/Expense, Net. Reflects the elimination of Lhoist’s $3 million gain related to the interest rate swap derivative that was amortized into earnings during the year ended December 31, 2025. Martin Marietta did not assume Lhoist’s long-term debt nor the related interest rate swap derivative.

(u) Income Tax Expense (Benefit). Reflects the income tax effect of assuming Martin Marietta’s statutory income tax rate of 24.6% for the pro forma adjustments and Lhoist’s historical earnings.

(v) Net Earnings Per Share and Weighted Average Shares Outstanding. The pro forma basic and diluted earnings per share are based on the historical weighted average number of shares of Martin Marietta common stock outstanding, adjusted for the 10,953,543 shares of common stock issued to Lhoist stockholders as part of the purchase consideration in the Transaction. Shares of common stock issued to Lhoist stockholders are assumed to have been issued as of January 1, 2025 and outstanding for the entirety of the annual period ended December 31, 2025 and the six-month period ended June 30, 2026.

The following table presents the computation of pro forma basic and diluted weighted-average shares outstanding for the year ended December 31, 2025.

Weighted-Average Shares
(in millions)
Martin Marietta’s historical weighted-average common shares outstanding—basic	60.5
Shares of Martin Marietta’s common stock issued to consummate Transaction	10.9

Pro forma weighted-average common shares outstanding—basic	71.4

Martin Marietta’s historical weighted-average common shares outstanding—diluted	60.6
Shares of Martin Marietta’s common stock issued to consummate Transaction	10.9

Pro forma weighted-average common shares outstanding—diluted	71.5

The following table presents the computation of pro forma basic and diluted weighted-average shares outstanding for the six months ended June 30, 2026.

Weighted-Average Shares Outstanding
(in millions)
Martin Marietta’s historical weighted-average common shares outstanding—basic	60.2
Shares of Martin Marietta’s common stock issued to consummate Transaction	10.9

Pro forma weighted-average common shares outstanding—basic	71.1

Martin Marietta’s historical weighted-average common shares outstanding—diluted	60.3
Shares of Martin Marietta’s common stock issued to consummate Transaction	10.9

Pro forma weighted-average common shares outstanding—diluted	71.2

(w) Income Tax Expense (Benefit). Reflects the income tax benefit from the additional interest expense based on the statutory income tax rate of 24.6%.

Debt Financing Related to the Transaction and Other Acquisitions

(x) Interest Expense. Reflects the additional interest expense of (i) $18 million for borrowings for the period January 1, 2025 to July 25, 2025, used to consummate the acquisition of Premier, as of the assumed January 1, 2025 closing date; (ii) $41 million and $15 million for borrowings for the year ended December 31, 2025 and the period January 1, 2026 to May 15, 2026, respectively, used to consummate the acquisition of New Frontier, as of the assumed January 1, 2025 closing date; and (iii) $388 million and $194 million for the year ended December 31, 2025, and the six months ended June 30, 2026, respectively, for borrowings used to finance the cash portion of the Transaction consideration as of the assumed January 1, 2025 closing date.

The pro forma financial information reflects interest expense calculated using an assumed weighted average interest rate of 5.47%, which has been determined for illustrative purposes and is not necessarily indicative of the rate that may be obtained upon issuance of debt; such rate is subject to change based on, among other things, prevailing market conditions, and any variation could result in material differences to the pro forma results. Inclusive of estimated borrowings from January 1, 2025 through the earlier of the closing of the respective transaction or June 30, 2026 for each of the Premier, New Frontier, and Lhoist acquisitions, an increase or decrease in the assumed interest rate of 5.47% by one-eighth of a percent would increase or decrease combined pro forma interest expense by $20 million for the year ended December 31, 2025 and $9 million for the six months ended June 30, 2026.

Note 4. Adjustments to Pro Forma Balance Sheet

(a) Reclassified Lhoist historical presentation. Based on the amounts reported in the Martin Marietta consolidated balance sheet as of June 30, 2026, certain financial statement line items included in Lhoist’s historical financial statement presentation have been reclassified to conform to corresponding financial statement line items included in Martin Marietta’s historical presentation. Specifically, (i) $48 million has been reclassified from prepaid expenses and other to other current assets; (ii) $9 million has been reclassified from income taxes receivable to other current assets; (iii) $25 million has been reclassified from accrued expenses to accrued salaries, benefits and payroll taxes; (iv) $5 million has been reclassified from income taxes payable to other current liabilities; and (v) $67 million has been reclassified from accrued expenses to other current liabilities. These reclassifications had no material impact on total assets, total liabilities and total equity historically reported by Martin Marietta or Lhoist.

(b) Inventories and Deferred Income Taxes. Reflects the $59 million write-up to record Lhoist’s inventories at fair value. The write-up of inventories resulted in the recognition of a $14 million deferred income tax liability, which was calculated using an estimated statutory rate of 24.6%.

(c) Other Current Assets, Accounts Payable and Retained Earnings. Reflects the accrual of $83 million for additional nonrecurring transaction expenses to be incurred by Martin Marietta subsequent to June 30, 2026 and a $20 million income tax receivable for the related income tax benefit (included in other current assets), which was calculated using an estimated statutory rate of 24.6%. The net amount, $63 million, is presented as a reduction of retained earnings.

(d) Property, Plant and Equipment and Deferred Income Taxes. Reflects a write-up of $2,308 million to record Lhoist’s property, plant and equipment at fair value. The mineral reserves are depleted using the units-of-production method. The depreciable property, plant and equipment has an estimated weighted-average remaining useful life of 20 years. The write-up resulted in the recognition of a $567 million deferred income tax liability, which was calculated using an estimated statutory rate of 24.6%.

(e) Goodwill. Reflects the $107 million elimination of Lhoist’s historical goodwill and recording $6,000 million for the excess of the purchase price paid over the fair value of Lhoist’s identifiable assets acquired and liabilities assumed. The goodwill is not deductible for tax purposes.

(f) Other Intangible Assets and Deferred Income Taxes. Reflects the elimination of $38 million of Lhoist’s historical other intangible assets and the recognition of $5,900 million of new other intangible assets. The other intangibles consist of $4,000 million of customer relationships, $1,500 million of permits and $400 million of developed technology, which have estimated useful lives of 16 years, 20 years and 10 years, respectively. The recognition of other intangible assets resulted in the recognition of an additional $1,440 million deferred income tax liability, which was calculated using an estimated statutory rate of 24.6%.

(g) Other Assets. Reflects the elimination of $1 million for the fair value of Lhoist’s interest rate swap derivative related to its long-term debt. Martin Marietta did not assume Lhoist’s historical long-term debt.

(h) Long-Term Debt. Reflects the elimination of Lhoist’s long-term debt of $923 million, which includes the current and long-term portions, as this is not an assumed liability.

(i) Accrued Expenses. Reflects the elimination of $20 million of accrued interest, as Martin Marietta did not assume Lhoist’s long-term debt.

(j) Common Stock, Additional Paid-in Capital, Accumulated Other Comprehensive Earnings and Retained Earnings. Reflects the elimination of Lhoist’s historical equity balances, including accumulated other comprehensive income. The adjustments also reflect the issuance of 10,953,543 new shares of Martin Marietta’s common stock, which resulted in a $6,317 million increase to additional paid-in capital.

(k) Cash and Cash Equivalents and Long-Term Debt. Reflects the payment of the $7,222 million cash portion of the Transaction consideration and the corresponding incurrence of $7,222 million of long-term debt to finance such payment. On June 27, 2026, Martin Marietta obtained a bridge loan commitment of up to $7.0 billion to temporarily fund the Transaction, if necessary. On July 15, 2026, Martin Marietta obtained a three-year unsecured term loan commitment in the aggregate principal amount of $1.5 billion to replace a part of such bridge loan commitment. The pro forma financial statements assume that Martin Marietta obtained an additional $5.5 billion of permanent senior unsecured debt to replace the remaining bridge loan commitments prior to the closing of the Transaction. The pro forma financial statements also assume that Martin Marietta borrowed an additional $222 million under its existing $800 million five-year unsecured revolving facility to fund the Estimated Other Transaction Cash Consideration. See Note 2—Preliminary Transaction Consideration and Purchase Price Allocation.